UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2025
eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7108
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in Items 2.02 and 7.01 this Current Report on Form 8-K (this “Current Report”), including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by eBay Inc. (the “Company” or “eBay”), under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 2.02 Results of Operations and Financial Condition.

On April 30, 2025, the Company announced its financial results for the quarter ended March 31, 2025. A copy of the Company's press release announcing its financial results and certain other information is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

Chief Financial Officer Transition

On April 25, 2025, the Company and Steve Priest, the Company’s current Senior Vice President and Chief Financial Officer, determined that Mr. Priest will step down as Senior Vice President and Chief Financial Officer of the Company, effective May 11, 2025. On April 30, 2025, the Company announced that Peggy Alford will join the Company as a Strategic Advisor beginning on May 5, 2025, and that the Company’s Board of Directors (the “Board”) has appointed Peggy Alford as Senior Vice President and Chief Financial Officer, effective May 12, 2025 (the “Alford Effective Date”).

Ms. Alford, age 53, most recently served as Executive Vice President, Global Sales of PayPal Holdings, Inc. (“PayPal”), a digital payments company, from March 2020 to January 2024. In this role, she led PayPal’s commercial and customer success teams worldwide, bringing extensive experience leading high performing teams across product development, finance, and growth strategy. Ms. Alford previously served as PayPal’s Senior Vice President, Core Markets, from March 2019 to February 2020, and as Chief Financial Officer and Head of Operations at the Chan Zuckerberg Initiative, a philanthropic organization, from September 2017 to February 2019. Prior to this time, Ms. Alford held a variety of increasingly senior management roles with responsibilities covering operations, finance, and human resources at both PayPal, from 2016 to 2017, and at the Company, from 2002 to 2015. Ms. Alford currently serves on the board of directors of Meta Platforms, Inc., and previously served on the board of directors of The Macerich Company from 2018 to 2024. Ms. Alford holds a B.S. in accounting and business administration from the University of Dayton.

Mr. Priest is not departing due to any disagreement with the Company or the Board relating to the Company’s operations, policies or practices or any issues regarding its accounting policies or practices. In connection with his departure from the Company, Mr. Priest will receive the severance benefits he is entitled to under the Amended and Restated eBay Inc. SVP and Above Standard Severance Plan (the “Standard Severance Plan”) as if his employment was terminated by the Company without cause. Mr. Priest will remain with the Company until July 31, 2025 to support the transition. During the transition, Mr. Priest will be entitled to continue to receive his base salary and benefits at the rate in effect prior to the transition.

Offer Letter with Ms. Alford

On April 28, 2025, the Company entered into an offer letter with Ms. Alford (the “Alford Offer Letter”) providing for an annual compensation package consisting of a base salary of $850,000, a target bonus opportunity of 100% of base salary (prorated for 2025), and eligibility for annual equity awards beginning in 2026 (which will have a grant date target value of $9,000,000).

Pursuant to the Alford Offer Letter, Ms. Alford will receive the following new-hire equity awards, which will be granted on June 15, 2025, (1) an award of performance-based restricted stock units (“PBRSUs”) valued at $5,400,000 under the 2025-2027 PBRSU cycle, for which earned shares will vest in March 2028 subject to Ms. Alford’s continued employment, (2) an award of restricted stock units (“RSUs”) valued at $3,600,000, vesting over four years, with 25% of the award vesting on the first anniversary of the date of grant and an additional 1/16th of the shares subject to the award vesting each three-month period thereafter, subject to Ms. Alford’s continued employment, and (3) an award of RSUs valued at $5,000,000, vesting over two years, with 50% of the shares subject to the award vesting on the first anniversary of the date of grant and 50% vesting on the second anniversary of the date of grant, subject to Ms. Alford’s continued employment.

The number of shares subject to the PBRSUs and RSUs to be granted to Ms. Alford on the expected grant date of the awards will be determined by dividing the dollar value of the applicable award by the average of the closing prices of the Company’s common stock for the period of 10 consecutive trading days ending on (and including) the last trading day prior to the date of grant, rounded up to the nearest whole number of shares of the Company’s common stock.

The Alford Offer Letter also provides for a one-time equity make-good payment of $3,925,000 (the “First Make-Good Payment”), to be paid within two pay periods after the start of Ms. Alford’s employment, and a one-time equity make-good payment of $2,925,000, to be paid in July 2026, subject to Ms. Alford’s continued employment through such payment date (the “Second Make-Good Payment”). The First Make-Good Payment (net of deductions or applicable taxes) is subject to repayment if Ms. Alford’s employment is terminated for cause or if she voluntarily resigns within one year after the start of her employment, and, in the event of such a termination or resignation after one year, but before the third anniversary of the start of her employment, the repayment obligation is reduced by 1/36th for each full month of active employment following her start date. The Second Make-Good Payment (net of deductions or applicable taxes) is also subject to repayment if Ms. Alford’s employment is terminated for cause or if she voluntarily resigns prior to the second anniversary of the date the Second Make-Good Payment is made, provided the repayment obligation is reduced by 1/24th for every full month of Ms. Alford’s active employment following such payment date.

Ms. Alford will be eligible to participate in the Standard Severance Plan and in the eBay Inc. Change in Control Severance Plan for Key Employees at Tier 1 level, subject to the terms and conditions of those plans as in effect from time to time. Ms. Alford is expected to enter into an indemnity agreement with the Company in the same form previously entered into by the Company’s other executive officers.

There are no familial relationships between Ms. Alford and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K, and there are no arrangements or understandings with any other person pursuant to which she was appointed. Ms. Alford has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Product Officer

On April 25, 2025, the Company and Eddie Garcia, the Company’s current Chief Product Officer, determined that Mr. Garcia will step down from his role as Senior Vice President and Chief Product Officer, effective May 11, 2025.

In connection with his departure from the Company, Mr. Garcia will receive the severance benefits he is entitled to under the Standard Severance Plan as if his employment was terminated by the Company without cause. Mr. Garcia will transition to the role of Strategic Advisor, effective as of May 12, 2025. Mr. Garcia will remain with the Company until July 18, 2025 to support the transition. During the transition, Mr. Garcia will be entitled to continue to receive his base salary and benefits at the rate in effect prior to the transition.

Item 7.01 Regulation FD Disclosure.

On April 30, 2025, the Company issued a press release announcing the leadership changes described in Items 5.02 and 8.01 of this Current Report. A copy of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

Chief Commercial Officer

On April 30, 2025, the Company announced that Jordan Sweetnam has accepted a new role as Senior Vice President, Chief Commercial Officer, effective May 12, 2025. In connection with his expanded role as Senior Vice

President, Chief Commercial Officer, the Board has determined that Mr. Sweetnam will become an executive officer of the Company, effective May 12, 2025.

Chief Technology Officer

On April 30, 2025, the Company announced that Mazen Rawashdeh has accepted additional engineering responsibilities in his current role as Senior Vice President and Chief Technology Officer, effective May 12, 2025. In connection with his expanded role, the Board has determined that Mr. Rawashdeh will become an executive officer of the Company, effective May 12, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Earnings press release dated April 30, 2025
99.2	CFO Transition and Executive Leadership Changes press release dated April 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: April 30, 2025	/s/ Samantha Wellington
Name: Samantha Wellington
Title: Senior Vice President, Chief Legal Officer and Secretary